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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

3.90% Senior Notes due 2027	$750,000,000	$86,925.00

(1)    Equals the aggregate principal amount of notes being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-207063

Prospectus supplement
(To prospectus dated September 21, 2015)

$750,000,000

Cimarex Energy Co.

3.90% Senior Notes due 2027

We are offering $750,000,000 aggregate principal amount of our 3.90% Senior Notes due 2027 (the "notes"). The notes will mature on May 15, 2027. Interest will accrue from April 10, 2017, and will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2017. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

We may redeem all or a part of the notes at any time at the applicable redemption prices described under "Description of notes—optional redemption." If we experience a Change of Control Triggering Event (as defined herein), we will be required to offer to repurchase the notes as described under "Description of notes—Change of control triggering event."

The notes will be our general unsecured, senior obligations, will be equal in right of payment with any of our existing and future unsecured senior indebtedness that is not by its terms subordinated to the notes, and will be effectively junior to any future secured indebtedness to the extent of the value of collateral securing that debt. The notes will be structurally subordinated to the indebtedness and other liabilities of any subsidiaries.

You should read this prospectus supplement and the accompanying base prospectus carefully before you invest in our notes. Investing in our notes involves risks. See "Risk factors" beginning on page S-7 for a discussion of certain risks that you should consider in connection with an investment in the notes.

	Public offering price(1)	Underwriting discounts	Proceeds, before expenses, to us(1)

Per note	99.748%	0.65%	99.098%
Total	$748,110,000	$4,875,000	$743,235,000

(1)    Plus accrued interest, if any, from April 10, 2017

The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or automated quotation system.

The Issuer expects that delivery of the notes will be made on or about April 10, 2017, in book-entry form, through The Depository Trust Company, or DTC, for the account of its participants, including Clearstream Banking société anonyme and Euroclear Bank SA/NV.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

J.P. Morgan	Wells Fargo Securities	Deutsche Bank Securities	MUFG
US Bancorp

Co-Managers

BBVA	BB&T Capital Markets	CIBC Capital Markets	ING

BOK Financial Securities, Inc.	PNC Capital Markets LLC	Santander	Scotiabank

The date of this prospectus supplement is April 3, 2017.

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the "SEC," utilizing a "shelf" registration process. This prospectus supplement relates to the offer and sale of the notes.

In making your investment decision, you should rely only on the information included or incorporated by reference in this prospectus supplement or to which this prospectus supplement refers or that is contained in any free writing prospectus relating to the notes. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than its date or that the information incorporated by reference in this prospectus supplement is accurate as of any date other than the date of the incorporated document. Neither the delivery of this prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

It is expected that delivery of the notes will be made against payment therefor on or about April 10, 2017, which is the fifth business day following the date hereof (such settlement cycle being referred to as "T+5"). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, or the "Exchange Act," trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade notes on the date of pricing or the next succeeding business day should consult their own advisors.

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About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters. The second part, the accompanying base prospectus dated September 21, 2015, provides more general information about the various securities that we may offer from time to time, some of which information may not apply to the notes we are offering hereby. Generally when we refer to this "prospectus," we are referring to both this prospectus supplement and the accompanying base prospectus combined. We urge you to read carefully this prospectus supplement, the accompanying base prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the notes being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make or other information in this prospectus supplement is inconsistent with statements made or other information in the accompanying base prospectus or any documents incorporated by reference therein, the statements made or other information in this prospectus supplement will be deemed to modify or supersede those made or contained in the accompanying base prospectus and such documents incorporated by reference therein.

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our notes, you should carefully read the registration statement described in the accompanying base prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying base prospectus form a part, as well as this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under "Incorporation by reference."

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Cautionary statement regarding forward-looking statements

Throughout this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that Cimarex plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein. Forward-looking statements include statements with respect to, among other things:

•
fluctuations in the price we receive for our oil, gas and natural gas liquid ("NGL") production;

•
timing and amount of future production of oil, gas and NGLs;

•
reductions in the quantity of oil, gas and NGLs sold due to decreased industrywide demand and/or curtailments in production from specific properties or areas due to mechanical, transportation, marketing, weather or other problems;

•
estimates of proved reserves, exploitation potential or exploration prospect size;

•
cash flow and anticipated liquidity;

•
amount, nature and timing of capital expenditures;

•
access to capital markets;

•
administrative, legislative, and regulatory changes;

•
operating costs and other expenses;

•
operating and capital expenditures that are either significantly higher or lower than anticipated because the actual cost of identified projects varied from original estimates and/or from the number of exploration and development opportunities being greater or fewer than currently anticipated;

•
exploration and development opportunities that we pursue may not result in economic, productive oil and gas properties;

•
drilling of wells;

•
increased financing costs due to a significant increase in interest rates; and

•
de-risking of acreage.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of oil, gas and NGLs. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory

S-iii

changes, the uncertainty inherent in estimating proved oil, natural gas and NGL reserves and in projecting future rates of production and timing of development expenditures and other risks described herein.

Reserve engineering is a subjective process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by our engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the timing of future production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described above or elsewhere in this prospectus supplement or the accompanying base prospectus, including the information incorporated by reference herein or therein, cause our underlying assumptions to be incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, express or implied, included in this prospectus supplement or the accompanying base prospectus, including the information incorporated by reference herein or therein, and attributable to Cimarex are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Cimarex or persons acting on its behalf may issue. Cimarex does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as required by law.

S-iv

Summary

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled "Risk factors" commencing on page S-7 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement, for financial and other important information you should consider before investing in the notes.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms "Cimarex," "our Company," "us," "we" and "our" refer to Cimarex Energy Co. and its consolidated subsidiaries. References to "underwriters" refer to the firms listed on the cover page of this prospectus supplement.

Our business

We are an independent oil and gas exploration and production company. Our operations are entirely located in the United States, mainly in Oklahoma, Texas and New Mexico. Our corporate headquarters are in Denver, Colorado. Our main operating offices are in Tulsa, Oklahoma and Midland, Texas.

Proved reserves at December 31, 2016 totaled 2.89 Tcfe, consisting of 1.47 Tcf of natural gas, 105.9 million barrels of crude oil and 130.6 million barrels of NGLs. Of total proved reserves, 79% are classified as proved developed and 51% are gas.

Our 2016 production volumes averaged 963 MMcfe per day. Average daily production comprised 459.6 MMcf of gas (48%), 45,158 barrels of crude oil (28%) and 38,797 barrels of NGLs (24%). At December 31, 2016, the wells we operate accounted for approximately 81% of our production and 76% of our total proved reserves.

Our operations are organized into two main core areas. Our Permian Basin assets are principally located in southeast New Mexico and west Texas. Our Mid-Continent assets are principally located in Oklahoma and the Texas Panhandle. The following table provides a summary of reserve and acreage information for each of our regional operations as of December 31, 2016 and production information for the year ended December 31, 2016.

	As of December 31, 2016				Year ended December 31, 2016
Region	Proved reserves (Bcfe)	Proved developed as % of total proved reserves	Gross acreage	Net acreage	Average daily production (MMcfe/d)

Mid-Continent	1,821.3	42%	967,619	453,034	456.9
Permian Basin	1,064.0	37%	532,245	383,384	503.7
Other	5.2	0%	5,874,318	5,466,831	2.8

	2,890.5	79%	7,374,182	6,303,249	963.4

Concurrent tender offer

Concurrently with this offering, we are conducting a cash tender offer (the "Tender Offer") for any or all of the outstanding $750.0 million aggregate principal amount of our 5.875% Senior Notes due 2022 (the "2022 Notes"), subject to certain conditions. The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on April 7, 2017, subject to our right to extend the Tender Offer. Pursuant to the Tender Offer, we are offering to purchase any and all of our 2022 Notes for cash equal to 103.167% of their principal amount, together with accrued and unpaid interest to the purchase date, of 2022 Notes tendered before the expiration of the Tender Offer. We intend to use the net proceeds from this offering, together with cash on hand, to fund the purchase price and accrued and unpaid interest payable with respect to all 2022 Notes validly tendered and accepted for payment pursuant to the Tender Offer and for the redemption of any and all 2022 Notes that remain outstanding after completion or termination of the Tender Offer as described below. Assuming all of the currently outstanding 2022 Notes are repurchased by us pursuant to the Tender Offer, the aggregate repurchase price for all of the 2022 Notes would be approximately $773.8 million plus accrued and unpaid interest.

The Tender Offer is subject to a number of conditions that may be waived or changed, including successful completion of this offering. In the event that all of the 2022 Notes are not tendered in the Tender Offer or the Tender Offer is not consummated, we intend to use the net proceeds from this offering, together with cash on hand, to redeem any and all of the 2022 Notes that remain outstanding as described under "Use of proceeds."

This prospectus supplement is not an offer to purchase any of the 2022 Notes. The Tender Offer is being made only by and pursuant to the terms of an Offer to Purchase, dated April 3, 2017, and the related letter of transmittal.

The 2022 Notes will be redeemable at our option beginning on May 1, 2017, and we currently expect that we will exercise our right to optionally redeem any and all 2022 Notes that have not been accepted and paid for in the Tender Offer on a redemption date on or about the date 30 days after the date of closing of this offering at a price equal to 102.938% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. Assuming none of the currently outstanding 2022 Notes are repurchased by us pursuant to the Tender Offer, the aggregate redemption price for all of the 2022 Notes would be approximately $772.0 million plus accrued and unpaid interest.

This offering is not conditioned on the tender of any of the 2022 Notes in the Tender Offer or any redemption of the 2022 Notes or the giving of any notice of any such redemption, and we cannot assure you that any holders of 2022 Notes will tender their 2022 Notes in the Tender Offer or that we will redeem the 2022 Notes on the terms described in this prospectus supplement or at all. The statements of intent in this prospectus supplement with respect to the redemption of the 2022 Notes do not constitute a notice of redemption under the indenture governing the 2022 Notes, and the redemption of the 2022 Notes, if any, will be made only by and pursuant to the terms of a notice of redemption under the terms of such indenture.

J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as dealer managers for the Tender Offer, for which they will receive indemnification against certain liabilities and reimbursement of expenses. Additionally, certain of the underwriters or their affiliates are holders of our 2022 Notes and, accordingly, may receive a portion of the proceeds of this offering in the Tender Offer or any redemption of the 2022 Notes.

Corporate information

We are a Delaware corporation formed in February 2002. Our principal executive offices are located at 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203, and the phone number at this address is (303) 295-3995. Our common stock is listed on the New York Stock Exchange under the symbol "XEC." We maintain a website at www.cimarex.com. However, our website and the information on our website is not part of this prospectus supplement or the accompanying base prospectus, and you should rely only on the information contained in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference herein and therein when making a decision as to whether to buy the notes in this offering.

The offering

The following summary contains basic information about the notes, but may not contain all of the information that may be important to you. For a more complete understanding of the notes, please refer to the section entitled "Description of notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying base prospectus. For purposes of the description of notes included in this prospectus, references to the "Company," "issuer," "us," "we" and "our" refer to Cimarex Energy Co. and do not include our subsidiaries.

Issuer	Cimarex Energy Co.
Securities Offered	$750,000,000 aggregate principal amount of 3.90% Senior Notes due 2027.
Maturity Date	May 15, 2027.
Interest Rate	3.90% per year.
Interest Payment Dates	May 15 and November 15, commencing November 15, 2017. Interest will accrue from April 10, 2017.
Optional Redemption	We may, at our option, at any time from time to time, redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days prior notice sent to each holder's registered address.

At any time prior to February 15, 2027, we may redeem all or a part of the notes at a make-whole redemption price calculated as described herein, together with accrued and unpaid interest to, but excluding, the redemption date.

At any time on or after February 15, 2027, we may redeem all or part of the notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date. See "Description of notes—Optional redemption."
Change of Control Offer
Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date. See "Description of notes—Change of control triggering event" in this prospectus supplement.
Ranking	The notes will be our senior unsecured obligations and will:
• rank senior in right of payment to all of our existing and future subordinated indebtedness;
• rank equally in right of payment with all of our existing and future senior indebtedness;

• be effectively junior to any of our existing and future secured debt, to the extent of the value of the collateral securing such debt; and
• be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries.

As of December 31, 2016, on a pro forma basis after giving effect to this offering and the application of the net proceeds to fund the purchase of 2022 Notes pursuant to the Tender Offer (assuming all of the outstanding 2022 Notes are repurchased by us pursuant to the Tender Offer):

•

we would have approximately $1.5 billion of total indebtedness, consisting of the notes and our 4.375% Senior Notes due 2024 in the principal amount of $750.0 million (the "2024 Notes" and, together with the 2022 Notes, the "existing notes");

• we would not have any secured indebtedness or subordinated indebtedness; and
• we would have commitments available to be borrowed under our revolving credit facility of $997.5 million, all of which, if borrowed, would rank equally in right of payment to the notes.
Covenants	We will issue the notes under an indenture with U.S. Bank National Association as trustee. The indenture will, among other things, limit our ability and the ability of our subsidiaries to:
• incur liens securing indebtedness; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants will be subject to a number of important exceptions and qualifications. For more details, see "Description of notes" in this prospectus supplement.
Absence of Public Market for the Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.

Use of Proceeds	We intend to use the net proceeds from this offering, together with cash on hand, to fund the purchase price and accrued and unpaid interest payable with respect to all 2022 Notes validly tendered and accepted for payment pursuant to the Tender Offer and the redemption of any 2022 Notes that remain outstanding after completion or termination of the Tender Offer. See "Use of proceeds" in this prospectus supplement.
Conflict of Interest
J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as dealer managers for the Tender Offer, for which they will receive indemnification against certain liabilities and reimbursement of expenses. Additionally, certain of the underwriters or their affiliates are holders of our 2022 Notes and, accordingly, may receive a portion of the proceeds of this offering in the Tender Offer or any redemption of the 2022 Notes. See "Underwriting (conflicts of interest)" in this prospectus supplement.
Governing Law	State of New York.
Trustee	U.S. Bank National Association.
Form, Delivery and Denomination
The notes will be represented by one or more global notes registered in the name of DTC or its nominee. Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors
In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information contained or incorporated in this prospectus, the specific factors set forth under "Risk factors" commencing on page S-7 of this prospectus supplement for risks involved with an investment in the notes.

Risk factors

Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below, and all of the information contained in or incorporated by reference into this prospectus before deciding whether to purchase the notes. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition or results of operations would suffer.

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also include forward-looking statements, which involve risks and uncertainties. Our actual results may differ substantially from those discussed in these forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. See "Cautionary statement regarding forward-looking statements" in this prospectus supplement.

Risks relating to the notes

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments, including our obligations under the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to service our debt, including our obligations under the notes. Many of these factors, such as oil and gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control. If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•
refinancing or restructuring our debt;

•
selling assets;

•
reducing or delaying capital investments; or

•
raising additional capital.

However, we cannot assure you that we will be able to obtain alternative financing or that undertaking alternative financing plans, if necessary, would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our business, financial condition, results of operations and prospects.

We and our subsidiaries may incur substantially more debt.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the credit agreements that govern our credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our Company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. Further, if new debt is added to our current debt levels, the related risks that we now face could intensify.

The claims of creditors of our subsidiaries will be structurally senior to claims of holders of the notes.

The notes will not be guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities. Our right to receive any assets of any of our subsidiaries upon the insolvency, liquidation or reorganization of any of our subsidiaries, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any secured indebtedness and other secured liabilities of our subsidiaries to the extent of the value of the assets securing such indebtedness and other liabilities. In addition, the notes will be structurally subordinated to indebtedness of our subsidiaries, if any. As of December 31, 2016, on an as-adjusted basis after giving effect to this offering, our subsidiaries had no outstanding indebtedness, excluding intercompany indebtedness.

The notes will be effectively subordinated to all of our future secured debt, if any.

The notes will not be secured by any of our property or assets. Thus, holders of the notes offered by this prospectus supplement will be our unsecured creditors. The indenture governing the notes described in this prospectus supplement and the accompanying base prospectus will, subject to certain limitations, permit us to incur secured indebtedness, and the notes will be effectively subordinated to any future secured indebtedness we may incur to the extent of the value of the collateral securing such indebtedness. As of December 31, 2016, we did not have any outstanding secured indebtedness. The notes will rank equally in right of payment with all of our other existing and future senior debt. See "Capitalization."

An actual or anticipated downgrade in any of our credit ratings could adversely affect the trading price and liquidity of the notes and could negatively impact our cost of and ability to access capital.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, an actual or anticipated downgrade in any of our credit ratings could adversely affect the trading price of, and your ability to resell, the notes. A credit rating reflects only the views of the rating agency at the time the rating is assigned, is not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the rating agency in its sole discretion. Neither we, the trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the notes of any change in ratings.

We may not be able to repurchase all of the notes upon a change of control triggering event.

As described under "Description of notes—change of control triggering event," we will be required to offer to repurchase the notes upon the occurrence of a change of control triggering event. We may not have sufficient funds to repurchase the notes for cash at that time or have the ability to arrange necessary financing on acceptable terms. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase the notes for cash.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are a new issue of securities for which there currently are no established trading markets. We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes on any automated dealer quotation system. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may discontinue any market making activities at any time in their sole discretion and without notice. No assurance can be given:

•
that a trading market for the notes will develop or continue;

•
as to the liquidity of any market that does develop; or

•
as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $741.7 million after deducting underwriting discounts and estimated expenses of the offering.

We intend to use the net proceeds from this offering, together with cash on hand, to fund the purchase price and accrued and unpaid interest payable with respect to all 2022 Notes validly tendered and accepted for payment pursuant to the Tender Offer and the redemption of any 2022 Notes that remain outstanding after completion or termination of the Tender Offer. The 2022 Notes subject to the Tender Offer bear interest at a rate of 5.875% per annum and mature on May 1, 2022.

The 2022 Notes will be redeemable at our option beginning on May 1, 2017, and we currently expect that we will exercise our right to optionally redeem any and all 2022 Notes that have not been accepted and paid for in the Tender Offer on a redemption date on or about the date 30 days after the date of closing of this offering at a price equal to 102.938% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as dealer managers for the Tender Offer, for which they will receive indemnification against certain liabilities and reimbursement of expenses. Additionally, certain of the underwriters or their affiliates are holders of our 2022 Notes and, accordingly, may receive a portion of the net proceeds of this offering in the Tender Offer or any redemption of the 2022 Notes.

Capitalization

The following table sets forth, as of December 31, 2016, our actual historical cash and cash equivalents and capitalization and our cash and cash equivalents and capitalization as adjusted to give effect to this offering and the application of the net proceeds from the offering as described in "Use of proceeds" (assuming all of the outstanding 2022 Notes are repurchased by us pursuant to the Tender Offer).

You should read this table along with "Use of proceeds" in this prospectus supplement and "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and the related notes and the other financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus supplement.

	As of December 31, 2016
(dollars in thousands)	Actual	As adjusted(1)

		(unaudited)
Cash and cash equivalents(1)	$652,876	$618,833	(2)

Long-term debt:
Revolving credit facility(1)	$—	$—
5.875% Senior Notes due 2022	750,000	—
4.375% Senior Notes due 2024	750,000	750,000
3.90% Senior Notes due 2027 offered hereby	—	750,000
Unamortized debt issuance costs and discount	(12,061)	(14,610)

Total long-term debt, net	1,487,939	1,485,390
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 95,123,525 actual shares issued	951	951
Paid-in capital	2,763,452	2,763,452
Retained earnings (Accumulated deficit)	(405,284)	(436,778)
Accumulated other comprehensive income	945	945

Total stockholders' equity	2,360,064	2,328,570	(3)

Total capitalization	$3,848,003	$3,813,960

(1)    As of March 30, 2017, we had a cash and cash equivalents balance of $569 million and no borrowings outstanding under our senior unsecured credit facility. We had letters of credit outstanding under our credit facility of $2.5 million, leaving an unused borrowing availability of $997.5 million.

(2)    Does not give effect to the payment of accrued and unpaid interest at December 31, 2016 of $7.3 million on the 2022 Notes payable in connection with the Tender Offer, which we expect to fund with cash on hand.

(3)    Reflects loss on early extinguishment of debt associated with the Tender Offer of (i) $5.7 million to write off unamortized debt issuance costs and (ii) $25.8 million to recognize the prepayment premium and fees and expenses incurred in connection with the Tender Offer (assuming all of the outstanding 2022 Notes are repurchased by us pursuant to the Tender Offer).

Ratio of earnings to fixed charges

The following table sets forth our computation of ratio of earnings to fixed charges:

	Years ended December 31,
(Dollars in thousands)	2016	2015	2014	2013	2012

Earnings:
Income (loss) from continuing operations before income taxes and cumulative change in accounting principle	$(658,264)	$(3,782,384)	$805,901	$893,700	$560,550
Additions:
Fixed charges as shown below	87,573	90,158	77,628	59,385	51,227
Distributions received from equity-method investees	—	—	—	—	—

	87,573	90,158	77,628	59,385	51,227
Subtractions:
Equity in income of investees	—	—	—	—	—
Interest capitalized	21,248	30,589	35,925	31,517	35,174

	21,248	30,589	35,925	31,517	35,174

Earnings (losses) as adjusted	$(591,939)	$(3,722,815)	$847,604	$921,568	$576,603

Fixed charges:
Interest on indebtedness, expensed or capitalized	$83,272	$85,746	$72,865	$54,973	$49,317
Amortization of discount on indebtedness, expensed or capitalized	—	—	—	—	—
Amortization of premium on indebtedness, expensed or capitalized	—	—	—	—	—
Interest within rent expense	4,301	4,412	4,763	4,412	1,910

Total fixed charges	$87,573	$90,158	$77,628	$59,385	$51,227

Ratio of earnings to fixed charges	— (1)	— (1)	10.9	15.5	11.3

(1)    In 2016 and 2015, earnings were insufficient to cover fixed charges by $679.5 million and $3.8 billion, respectively, and therefore no ratio is shown. The insufficiencies resulted primarily from non-cash impairments of oil and gas properties of $719.1 million and $3.7 billion that were recorded in 2016 and 2015, respectively, due primarily to significant decreases in oil and natural gas prices.

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings consist of income from operations before income taxes and cumulative change in accounting principle plus distributions received from equity investments and fixed charges, minus income from equity investees and capitalized interest. Fixed charges consist of interest expense, which includes amortization of the discount and premium related to indebtedness, an estimated interest component in net rental expense and interest capitalized.

Description of other indebtedness

Revolving credit facility

In October 2015, we entered into a five-year senior unsecured revolving credit facility, which matures October 16, 2020 and which we refer to herein as our "revolving credit facility." The revolving credit facility has aggregate commitments of $1.0 billion, with an option to increase aggregate commitments to $1.25 billion at any time. There is no borrowing base subject to the discretion of the lenders based on the value of our proved reserves under the revolving credit facility.

At our option, borrowings under the revolving credit facility may bear interest at either (a) LIBOR plus 1.125 - 2.0% based on the credit rating for our senior unsecured long-term debt, or (b) a base rate (as defined in the credit agreement) plus 0.125 - 1.0%, based on the credit rating for our senior unsecured long-term debt. Unused borrowings are subject to a commitment fee of 0.125 - 0.35%, based on the credit rating for our senior unsecured long-term debt.

The revolving credit facility contains representations, warranties, covenants and events of default that are customary for investment grade, senior unsecured bank credit agreements, including a financial covenant for the maintenance of a defined total debt-to-capital ratio of no greater than 65%. As of December 31, 2016, we were in compliance with all of the financial and non-financial covenants.

At December 31, 2016, there were no borrowings outstanding under the revolving credit facility. We had letters of credit outstanding of $2.5 million leaving an unused borrowing availability of $997.5 million. As of March 31, 2017, we had no borrowings outstanding under the revolving credit facility. We had letters of credit outstanding under our credit facility of $2.5 million, leaving an unused borrowing availability of $997.5 million.

5.875% senior notes due 2022

In April 2012, we issued $750.0 million of 5.875% senior unsecured notes that mature May 1, 2022. Interest on the 2022 Notes is payable May 1 and November 1 of each year. The 2022 Notes are governed by an indenture containing covenants that restrict, among other things, our ability and the ability of our subsidiaries to (1) incur liens securing indebtedness; and (2) consolidate, merge or sell all or substantially all of our assets.

The 2022 Notes are redeemable at our option, in whole or in part, at any time on and after May 1, 2017 at the following redemption prices (expressed as percentages of the principal amount) plus accrued interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on May 1 of the years indicated below.

Year	Percentage

2017	102.938%
2018	101.958%
2019	100.979%
2020 and thereafter	100.000%

If a specified change of control occurs, subject to certain conditions, we must make an offer to purchase the 2022 Notes at a purchase price of 101% of the principal amount of the 2022 Notes, plus accrued and unpaid interest to the date of the purchase.

We intend to use the net proceeds from this offering, together with cash on hand, to fund the purchase price and accrued and unpaid interest for all of our 2022 Notes validly tendered and accepted for payment in the Tender Offer and the redemption of any and all 2022 Notes that remain outstanding after the completion or termination of the Tender Offer.

4.375% senior notes due 2024

In June 2014, we issued $750.0 million of 4.375% senior unsecured notes that mature June 1, 2024. Interest on the 2024 Notes is payable June 1 and December 1 of each year. The 2024 Notes are governed by an indenture containing covenants that restrict, among other things, our ability and the ability of our subsidiaries to (1) incur liens securing indebtedness; and (2) consolidate, merge or sell all or substantially all of our assets.

At any time prior to March 1, 2024, we may redeem all or any part of the 2024 Notes at a make-whole redemption price plus accrued interest, if any, to the date of redemption. The 2024 Notes are also redeemable at our option, in whole or in part, at any time on and after March 1, 2024 at a price equal to 100% of the principal amount thereof plus accrued interest, if any, to the date of redemption.

If a specified change of control triggering event occurs, subject to certain conditions, holders of the 2024 Notes will have the right to require us to repurchase the notes at a purchase price of 101% of the principal amount of the 2024 Notes, plus accrued and unpaid interest to the date of the purchase.

Description of notes

The Company will issue the notes under an Indenture to be dated as of the Issue Date (the "Base Indenture") between itself and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by a supplemental indenture to be dated as of the Issue Date (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The notes will be a new series of our debt securities described in the accompanying base prospectus. The notes issued in this offering will be limited to $750 million in principal amount, although we may issue an unlimited principal amount of additional notes having identical terms and conditions as the notes other than issue date, issue price and the first interest payment date ("Additional Notes"). Any Additional Notes will be part of the same series as the notes that we are currently offering and will vote on all matters with the holders of the notes. We may also from time to time issue other series of debt securities under the Indenture, in unlimited principal amount.

This Description of Notes is intended to be a useful overview of the material provisions of the notes and the Indenture. Since this Description of Notes is only a summary, you should refer to the section entitled "Description of Debt Securities" in the accompanying base prospectus for a description of other material terms of the notes and the Base Indenture. To the extent that any terms of the notes set forth in this Description of Notes are different than the terms described in the accompanying base prospectus, the terms in this Description of Notes will govern. For more information, we refer you to the notes, the Supplemental Indenture and the Base Indenture filed, or incorporated by reference, as exhibits to the registration statement, which includes this prospectus supplement, or available by request.

You will find the definitions of certain capitalized terms used in this description under the heading "—Certain definitions." For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Cimarex Energy Co. and not to its subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture.

General

The notes.    The notes:

•
will be general unsecured, senior obligations of the Company;

•
will initially be issued in an aggregate principal amount of $750 million, subject to our ability to issue Additional Notes;

•
will mature on May 15, 2027;

•
will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•
will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. See "Book-entry, delivery and form"; and

•
will rank equally in right of payment to any senior Indebtedness of the Company, without giving effect to any collateral arrangements.

Interest.    Interest on the notes will be payable semi-annually and will:

•
accrue at the rate of 3.90% per annum;

•
accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•
be payable in cash semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2017;

•
be payable to the holders of record on the May 1 and November 1 immediately preceding the related interest payment dates; and

•
be computed on the basis of a 360-day year comprising twelve 30-day months.

Payments on the notes; paying agent and registrar

We will pay principal of, premium, if any, and interest on the notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the notes by check mailed to holders of the notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on the notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note.

If any scheduled date for a payment on the notes is not a Business Day, then the payment will be paid on the next succeeding Business Day without additional interest in respect of such delay.

Transfer and exchange

A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

Optional redemption

Before the Par Call Date, the notes may be redeemed at our option, at any time in whole or from time to time in part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would have become due after the redemption date if such notes matured on the Par Call Date but for the redemption (not including any portion of such payments of interest accrued to but not including the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year comprising twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, interest accrued on the notes to but not including the redemption date (provided that interest payments due on or prior to the redemption date will be paid to the record holders of such notes on the relevant record date).

If the notes are redeemed on or after the Par Call Date, the notes may be redeemed, in whole or in part, at our option, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus interest accrued thereon to but not including the redemption date (provided that interest payments due on or prior to the redemption date will be paid to the record holders of such notes on the relevant record date).

Notwithstanding anything herein to the contrary, notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a covenant defeasance or legal defeasance with respect to the notes or a satisfaction and discharge of the Indenture with respect to the notes. Notice of any redemption may, at the Company's discretion, be subject to one or more conditions precedent. A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.

For the purposes of the notes:

"Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes.

"Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

"Par Call Date" means February 15, 2027.

"Reference Treasury Dealer" means at least four primary U.S. Government securities dealers in The City of New York as we shall select.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day in The City of New York preceding such redemption date.

"Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no note of $2,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the notes.

The Company and its Subsidiaries and affiliates may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Ranking

The notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future Indebtedness of the Company that is not so subordinated and will be effectively subordinated to any Indebtedness and liabilities of our Subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or upon a default in payment with respect to, or the acceleration of, any senior secured Indebtedness, the assets of the Company that secure such senior secured Indebtedness will be available to pay obligations on the notes only after all Indebtedness under such senior secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of December 31, 2016, we had no secured Indebtedness outstanding and our Subsidiaries had no Indebtedness outstanding, excluding intercompany Indebtedness (see "Risk factors—The claims of creditors of our subsidiaries will be structurally senior to claims of holders of the notes.").

Change of control triggering event

If a Change of Control occurs and is accompanied by a Ratings Decline of the notes (together, a "Change of Control Triggering Event"), unless the Company has exercised its right to redeem all of the notes as described under "—Optional redemption," each holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder's notes at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the notes as described under "—Optional redemption," the Company will mail a notice (the "Change of Control Offer") to each holder, with a copy to the Trustee, stating:

(1)    that a Change of Control Triggering Event has occurred or will occur and that such holder has the right to require the Company to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

(2)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with the requirements under the Exchange Act) (the "Change of Control Payment Date"); provided that the Change of Control Payment Date may not occur prior to the Change of Control Triggering Event; and

(3)    the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)    accept for payment all notes or portions of notes (of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)    deposit, to the extent not previously deposited for such purpose, with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

(3)    deliver or cause to be delivered to the Trustee the notes, to the extent not previously delivered for such purpose, so accepted and an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The paying agent will deliver the Change of Control Payment for such notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

Certain covenants

Limitation on liens

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt (other than Permitted Liens) upon any of its property or assets (including, without limitation, Capital Stock of Subsidiaries), or income or profits therefrom, whether owned on the Issue Date or acquired after that date, unless contemporaneously with the creation, Incurrence or assumption of such Lien effective provision is made to secure the Indebtedness due under the Indenture and the notes equally and ratably with (or senior in priority to in the case of Liens with respect to Funded Debt that is expressly subordinated to the notes) the Funded Debt secured by such Lien for so long as such Funded Debt is so secured.

Notwithstanding the preceding paragraph, we may, and may permit any Subsidiary of ours to, directly or indirectly, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt without securing the notes; provided that the aggregate principal amount of such Funded Debt secured by such Lien, together with the aggregate outstanding principal amount of all other Funded Debt of ours and any Subsidiary of ours secured by any Liens (other than Permitted Liens), does not at the time such Funded Debt is created, Incurred or assumed exceed 15% of Consolidated Net Tangible Assets at such time.

Merger and consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets on a consolidated basis to, any Person, unless:

(1)    the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture; provided, that if the Successor Company is not a corporation, a corporate wholly-owned Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia shall become a co-issuer of the notes; and

(2)    immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company on a consolidated basis.

The predecessor Company will be released from its obligations under the notes and the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the notes and the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the notes.

Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

SEC reports

The Company will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to all holders of the notes and prospective purchasers of the notes designated by the holders of the notes, promptly on their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act. For purposes of this covenant, the Company will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the holders of notes and prospective purchasers as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Company's website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been posted on such website.

Events of default

Each of the following is an Event of Default with respect to the notes:

(1)    default in any payment of interest on any note when due, continued for 30 days;

(2)    default in the payment of principal of or premium, if any, on any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)    failure by the Company to comply with its obligations under "—Certain covenants—Merger and consolidation";

(4)   failure by the Company to comply for 60 days after notice as provided below with its other agreements contained in the Indenture or the notes;

(5)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), other than Indebtedness owed to a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default:

  (a)    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

  (b)   results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, aggregates $75.0 million or more; or

(6)   certain events of bankruptcy, insolvency or reorganization of the Company (the "bankruptcy provisions").

However, a default under clause (4) of this paragraph will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the then outstanding notes notify the Company in writing of the default and the Company does not cure such default within the time specified in clause (4) of this paragraph after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in principal amount of the then outstanding notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Such notice must specify the Event of Default and state that such notice is a "Notice of Acceleration." Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under "—Events of default" has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or waived by the holders of the relevant Indebtedness within 20 days after the written notice of declaration of acceleration of the notes with respect thereto is received by the Company and if (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived. If an Event of Default described in clause (6) above occurs, the principal, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal, premium, if any, or interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the notes unless:

(1)    such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)    holders of at least 25% in principal amount of the then outstanding notes have requested the Trustee to pursue the remedy;

(3)    such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)    the holders of a majority in principal amount of the then outstanding notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, the Indenture or the notes, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any note, the Trustee may withhold from the holders of notes notice of any continuing Default if and so long as the board of directors or a committee of the board of directors of the Trustee or a committee of its Responsible Officers and/or a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the holders of notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default, unless such Default has been cured or waived before the end of the 30-day period, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

Solely with respect to the notes and except as provided in the next two succeeding paragraphs, the Indenture and the notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment, supplement or waiver may (with respect to any notes held by a non-consenting holder):

(1)    reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)    reduce the stated rate of interest or extend the stated time for payment of interest on any note;

(3)    reduce the principal of or extend the Stated Maturity of any note;

(4)   waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)    reduce the premium payable upon the redemption or repurchase of any note or change the time at which any note may be redeemed or repurchased as described above under "—Optional redemption" or "—Change of control triggering event" whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of "Change of Control" or "Change of Control Triggering Event");

(6)   make any note payable in money other than that stated in the note;

(7)    impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

(8)   make any change in the amendment or waiver provisions which require each holder's consent.

Notwithstanding the foregoing, without the consent of any holder of notes, the Company and the Trustee may amend or supplement, solely with respect to the notes, the Indenture and the notes to:

(1)    cure any ambiguity, omission, defect or inconsistency;

(2)    provide for the assumption by a successor entity of the obligations of the Company under the Indenture or the notes in accordance with "—Certain covenants—Merger and consolidation";

(3)    provide for or facilitate the issuance of uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated notes are described in Section 163(f) (2) (B) of the Code);

(4)   add Guarantees with respect to the notes;

(5)    secure the notes;

(6)   add covenants of the Company or other obligor under the Indenture or the notes, or Events of Default for the benefit of the holders of the notes or to make changes that would provide additional rights to the holders of the notes or to surrender any right or power conferred upon the Company or other such obligor;

(8)   make any change that does not adversely affect the legal or contractual rights of any holder under the Indenture or the notes;

(9)   evidence and provide for the acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(10)  provide for the issuance of Additional Notes permitted to be issued under the Indenture;

(11)  comply with the rules of any applicable securities depositary; or

(12)  conform the text of the Indenture or the notes to any provision of this "Description of notes" to the extent that such provision in this "Description of notes" was intended to be a verbatim recitation of a provision of the Indenture or the notes.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of notes given in connection with a tender of such holder's notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of any amendment, supplement or waiver.

Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes issued under the Indenture ("legal defeasance") except for:

(1)    the rights of holders to receive payments in respect of the principal, premium, if any, and interest on the notes when such payments are due, solely out of the trust referred to below;

(2)    the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for note payments held in trust;

(3)    the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

(4)   the legal defeasance provisions of the Indenture.

The Company at any time may discharge its obligations described under "—Change of control triggering event" and under the covenants described under "—Certain covenants" (other than "—Merger and consolidation") ("covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect to the notes. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4) (only with respect to covenants that are released as a result of such covenant defeasance) and (5).

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

If the Company fails to comply with its remaining obligations under the Indenture with respect to the notes following a covenant defeasance and the notes are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default; however, the Company will remain liable in respect of such payments.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when either:

(1)    all notes that have been authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)
(a) all notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with such Trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested by an accounting, appraisal, investment banking firm or consultant selected by the Company, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

  (b)   the Company has paid or caused to be paid all sums payable by the Company under the Indenture; and

  (c)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, manager, member, partner, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the notes.

Governing law

The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

"Board of Directors" means, (i) as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof, (ii) as to any Person that is a partnership (general or limited), the Board of Directors of a general partner of such partnership or any duly authorized committee thereof, or (iii) with respect to any other Person, the Person or group of Persons serving a similar function or any duly authorized committee thereof.

"Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock and limited liability company or partnership interests (whether general or limited) of such Person, but excluding any debt securities convertible or exchangeable into such equity.

"Change of Control" means:

(1)    any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); provided, however, that a person or group shall not be deemed the beneficial owner of (a) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange thereunder or (b) any securities the beneficial ownership of which (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation and (ii) is not then reportable on Schedule 13D (or any successor schedule) under the Exchange Act, if applicable; or

(2)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office; or

(3)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the

Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)   the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Consolidated Net Tangible Assets" means at any date of determination, the total amount of assets of the Company and its Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom:

(1)    all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of Funded Debt); and

(2)    the value of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth on our consolidated balance sheet as of a date no earlier than the date of the Company's latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Funded Debt" means, in respect of any Person, all Indebtedness Incurred by such Person, which matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"holder" means a Person in whose name a note is registered on the Registrar's books.

"Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

"Indebtedness" means, with respect to any Person on any date of determination, any obligation of such Person, whether contingent or otherwise, for the repayment of borrowed money and any Guarantee thereof.

"Investment Grade Rating" means a rating equal to or higher than (1) Baa3 (or the equivalent) with a stable or better outlook by Moody's Investors Service, Inc. and (2) BBB– (or the equivalent) with a stable or better outlook by Standard & Poor's; or if either such entity ceases to rate notes for reasons outside of the Company's control, the equivalent investment grade rating from another nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company.

"Issue Date" means the date notes are first issued under the Indenture.

"Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. For the avoidance of doubt, in no event shall (1) an operating lease be deemed to constitute a Lien and (2) a contract that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of ASC 842 be deemed to constitute a Lien.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

"Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

"Permitted Liens" means, with respect to any Person:

(1)    any Lien in favor of the Trustee for the benefit of the Trustee or the holders of the notes or otherwise securing the notes, or Liens on funds held in trust for the benefit of third parties;

(2)    pledges or deposits or other security made or provided by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public, regulatory or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure performance, surety, appeal or similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent;

(3)    Liens imposed by law, including, without limitation, carriers', warehousemen's, suppliers', mechanics', materialmen's, repairmen's and similar Liens arising in the ordinary course of business;

(4)   Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate negotiations or proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)    Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)   Liens on property to secure (i) all or any portion of the cost of acquiring, constructing, altering, improving, or repairing any property or assets, real or personal, or improvements used in connection with such property, and (ii) Indebtedness incurred by the Company or any Subsidiary to provide funds for the activities set forth in clause (i) above; provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired, constructed or improved and such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)    judgment Liens; provided that any such judgment Lien (i) has not and does not, together with other judgment Liens, give rise to an Event of Default and (ii) is adequately bonded (or any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor) and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(8)   Liens on property, assets or Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property or assets owned by the Company or any other Subsidiary;

(9)   Liens on property, assets or Capital Stock of a Person at the time the Company or a Subsidiary acquired the property, asset or Capital Stock, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property or asset owned by the Company or any Subsidiary;

(10)  Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or any other Subsidiary;

(11)  Liens under industrial revenue, municipal or similar bonds;

(12)  any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing or discharging Indebtedness of the Company or any Subsidiary; and

(13)  Liens securing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify (or successive refinancings, refundings, replacements, amendments, extensions or modifications), as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (6), (8), (9) or (13) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced, refunded, replaced, amended, extended or modified.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

"Rating Agencies" means Standard & Poor's and Moody's Investors Service, Inc. or if Standard & Poor's or Moody's Investors Service, Inc. or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as evidenced by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's or Moody's Investors Service, Inc. or both, as the case may be.

"Ratings Decline" means a decrease in the ratings of the notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of the notes by each of the Rating Agencies falls below an Investment Grade Rating on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period will be extended so long as the rating of such the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the notes).

"Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Standard & Poor's" means S&P Global Ratings, or its successor.

"Stated Maturity" means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including, without limitation, pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

"Subsidiary" with respect to any Person, means any (i) corporation of which the outstanding capital stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such corporation under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

"U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United

States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

"Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

Book-entry, delivery and form

We have obtained the information in this section concerning DTC, Clearstream Banking, S.A., Luxembourg ("Clearstream, Luxembourg") and Euroclear Bank SA/NV, as operator of the Euroclear System ("Euroclear"), and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will be represented by one or more global notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes initially will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. You may hold your interests in the Global Notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the Global Notes on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of global notes for certificated notes." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the "indirect participants"). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants (including Clearstream, Luxembourg or Euroclear). The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants (including Clearstream, Luxembourg or Euroclear).

DTC has also advised us that, pursuant to procedures established by it:

(1)    upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)    ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants, including Clearstream, Luxembourg and Euroclear (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants (including Clearstream, Luxembourg and Euroclear), the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:

(1)    any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes; or

(2)    any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants (including Clearstream, Luxembourg and Euroclear) with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants (including Clearstream, Luxembourg and Euroclear), in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for Legend Notes in certificated form, and to distribute such notes to its participants.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, they are under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither we, the Trustee nor any agent of us or the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants (including Clearstream, Luxembourg and Euroclear), of their respective obligations under the rules and procedures governing their operations.

Transfers within and among book-entry systems

Transfers between DTC's direct participants will occur in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with their respective applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Exchange of global notes for certificated notes

A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

(1)    DTC (A) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed; or

(2)    there has occurred and is continuing a default with respect to the notes and DTC requests the issuance of Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of certificated notes for global notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same day settlement and payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Clearstream, Luxembourg customer or Euroclear participant purchasing an interest in a global note from another customer or participant will be credited, and any such crediting will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in a global note by or through a Clearstream, Luxembourg customer or Euroclear participant to another customer or participant will be received with value on the settlement date of DTC but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

Certain United States federal income tax considerations

The following general discussion summarizes certain U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the notes. This discussion is a summary and does not purport to be an analysis of all aspects of U.S. federal income taxes that may be relevant to the purchase, ownership and disposition of the notes. This discussion also does not address the U.S. federal income tax consequences that may be important to a particular holder in light of the holder's special circumstances, or to certain categories of holders that may be subject to special rules, such as:

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dealers in securities or foreign currency;

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tax-exempt entities, including retirement plans and pension funds;

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banks;

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thrifts;

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regulated investment companies;

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real estate investment trusts;

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traders in securities that elect to use the mark-to-market method of accounting for their securities;

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controlled foreign corporations;

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passive foreign investment companies;

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insurance companies;

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persons that hold the notes as part of a "straddle," a "hedge," a "conversion transaction" or other synthetic security or integrated transaction;

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U.S. holders liable for alternative minimum tax;

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expatriates;

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U.S. persons that have a "functional currency" other than the U.S. dollar;

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holders that tender 2022 Notes pursuant to the Tender Offer; and

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pass-through entities (e.g., partnerships) or investors who hold the notes through pass-through entities.

In addition, this discussion is limited to initial beneficial owners who purchase the notes for cash at their original issue price (the first price at which a substantial amount of the notes is sold to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally property held for investment). It does not describe any tax consequences arising out of the U.S. federal estate or gift tax laws, tax laws of any state, local or foreign jurisdiction or income tax treaties.

If a partnership, including any entity that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of the notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and upon certain determinations made at the partner level. If you are a partner in a partnership that is considering purchasing the notes, you should consult with your tax advisor.

This discussion is based upon the Code, Treasury regulations, rulings and pronouncements of the Internal Revenue Service, which we refer to as the IRS, and judicial decisions, each as now in effect, and all of which are subject to change (possibly on a retroactive basis). We have not and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes which are different from those discussed below.

If you are considering buying notes, we urge you to consult your tax advisor with regards to the application of the tax considerations discussed below to their particular situations, and the application of the U.S. federal estate or gift tax laws or of any state, local, foreign or other tax laws or income tax treaties.

Certain additional payments

We may be obligated to pay amounts in excess of the stated interest or principal on the notes, including as described under "Description of notes—Optional redemption" and "Description of notes—Change of control triggering event." The potential obligation to pay these excess amounts may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments." According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the foregoing contingencies are remote or incidental, and we do not intend to treat the notes as contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary interest income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

U.S. holders

This section summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the notes by "U.S. holders." A "U.S. holder" is a beneficial owner of notes that, for U.S. federal income tax purposes, is:

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an individual citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) that is created or organized under the laws of the United States, any of its states or the District of Columbia;

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an estate if its income is subject to U.S. federal income taxation regardless of its sources; or

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a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust existed on August 20, 1996 and has validly elected to continue to be treated as a domestic trust under applicable Treasury regulations.

Taxation of interest

Payments of interest on the notes are generally taxable to you as ordinary income:

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when the interest accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or

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when you receive the payments, if you use the cash method of accounting for U.S. federal income tax purposes.

Sale or other disposition of notes

You generally will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note in an amount equal to the difference (if any) between the amount of cash proceeds and the fair market value of any property you receive for the note (to the extent such amount does not represent accrued but unpaid interest, which will be treated as interest income), minus your adjusted tax basis in the note. Your adjusted tax basis in a note generally is the price you paid for the note. Any such gain or loss on a taxable disposition of a note as described above will generally constitute capital gain or loss and will be long-term capital gain or loss if you held such note for more than one year at the time of disposition. The long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Additional tax on net investment income

An additional 3.8% tax is imposed on the "net investment income" of certain U.S. citizens and resident aliens, and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes gross income from interest, and net gain from the disposition of property, such as the notes, less certain deductions. Prospective investors should consult their tax advisors with respect to the imposition of this additional tax.

Non-U.S. holders

This section summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the notes by non-U.S. holders. A non-U.S. holder is a beneficial owner of notes that is for U.S. federal income tax purposes an individual, corporation, estate or trust and is not a U.S. holder.

Interest on the notes

Subject to the discussion of backup withholding and FATCA withholding below, payments of interest on a note to any non-U.S. holder will generally not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the "portfolio interest" exemption provided that interest on the notes is not effectively connected with a U.S. trade or business conducted by the non-U.S. holder and the non-U.S. holder is not:

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an actual or constructive owner of 10% or more of the total voting power of all our voting stock;

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a controlled foreign corporation related (actually or constructively) to us through stock ownership;

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a bank which receives the interest in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

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the applicable withholding agent receives:

(1)    from the non-U.S. holder, a properly completed Internal Revenue Service ("IRS") Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) which provides the non-U.S. holder's name and address and certifies under penalties of perjury that the non-U.S. holder of the note is not a United States person; or

(2)    from a securities clearing organization, bank or other financial institution that holds the notes in the ordinary course of its trade or business (a "financial institution") on behalf of the non-U.S. holder, certification under penalties of perjury that such a IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) has been received by it, or by another such financial institution, from the non-U.S. holder, and a copy of the IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) is furnished to the payor.

Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to a withholding agent. In addition, special rules apply to holders who hold notes through "qualified intermediaries" within the meaning of U.S. federal income tax laws.

If interest on a note is effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or a fixed base in the United States) then such interest generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if realized by corporate holders, may also be subject to a branch profits tax at a 30% rate or such lower rate as may be available pursuant to an applicable income tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as the holder provides the applicable withholding agent with a properly completed IRS Form W-8ECI (or successor form).

A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% on payments of interest on the notes, unless the holder provides the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty.

Non-U.S. holders should consult their tax advisors about any applicable income tax treaties, which may provide for an exemption from or a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale or other disposition of notes

Subject to the discussion of backup withholding and FATCA withholding below, any gain realized by a non-U.S. holder on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will not be subject to U.S. federal income tax, unless:

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such gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or a fixed base in the United States); or

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If the first bullet point applies, the non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is a corporation, such non-U.S. holder may also be subject to the branch profits tax described above. If the second bullet point applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale, exchange, redemption, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources. To the extent that any portion of the amount realized on sale, exchange, redemption, retirement or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will be taxed in the same manner as described above in "—Interest on the notes."

Information reporting and backup withholding

Payments of principal and interest on, or the proceeds of the sale or other disposition of, the notes may be subject to information reporting. In the case of a non-U.S. holder, copies of information returns reporting payments of interest (and any taxes withheld) also may be made available to the tax authorities of the country in which you reside or are established under the provisions of a specific treaty or agreement. In addition, if you are a U.S. holder, such payments generally will be subject to U.S. federal backup withholding tax unless you supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. If you are a non-U.S. holder, you may be required to comply with certification procedures to establish that you are not a U.S. person in order to avoid backup withholding tax with respect to payments on, or the proceeds from the disposition of, notes. Under current law, the backup withholding tax rate is currently 28%. Any amounts withheld under the backup withholding rules may be allowable as a refund or a credit against the holder's U.S. federal income tax liability (if any), provided required information is furnished to the IRS.

Withholding on payments to certain foreign entities

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as "FATCA") impose a 30% U.S. federal withholding tax on payments of interest on the notes and on the gross proceeds from the sale or other disposition of the notes (if such sale or other disposition occurs after December 31, 2018), if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of the notes might be eligible for refunds or credits of such taxes.

You are encouraged to consult with your own tax advisors regarding the implications of FATCA on an investment in the notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase and holding of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code, or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this offering. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation:

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whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

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whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

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whether the investment is permitted under the terms of the applicable documents governing the Plan; and

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whether the acquisition or holding of notes will constitute a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code (please see discussion under "—Prohibited transaction issues" below) or any Similar Law.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes by an ERISA Plan with respect to which the issuer, a subsidiary guarantor or an underwriter, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no, and we do not provide any, assurance any of these exemptions or any other exemption will be available with respect to the purchase or holding of the notes, or that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes. Purchasers of the notes have the exclusive responsibility for ensuring that their acquisition and holding of the notes complies with the fiduciary responsibility of the rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of the notes to a Plan is in no respect a representation by us or any of our affiliates or representative that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Underwriting (conflicts of interest)

We are offering the notes described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters for whom J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and MUFG Securities Americas Inc. are acting as representatives. Subject to the terms of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, the aggregate principal amount of the notes listed next to its name in the following table:

Underwriter	Principal amount

J.P. Morgan Securities LLC	$187,500,000
Wells Fargo Securities, LLC	150,000,000
Deutsche Bank Securities Inc.	131,250,000
MUFG Securities Americas Inc.	131,250,000
U.S. Bancorp Investments, Inc.	75,000,000
BBVA Securities Inc.	14,325,000
BB&T Capital Markets, a division of BB&T Securities, LLC	10,725,000
CIBC World Markets Corp.	10,725,000
ING Financial Markets LLC	10,725,000
BOK Financial Securities, Inc.	7,125,000
PNC Capital Markets LLC	7,125,000
Santander Investment Securities Inc.	7,125,000
Scotia Capital (USA) Inc.	7,125,000

Total	$750,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.40% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.25% of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

Our expenses of this offering, not including the underwriting discount, are estimated at $1.5 million and are payable by us.

We have agreed that we will not, directly or indirectly offer, sell, contract to sell or otherwise dispose of any of our debt securities having a tenor of more than one year, without the prior written consent of the representatives for a period of 90 days after the date of this prospectus supplement.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise. We have agreed that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

It is expected that delivery of the notes will be made against payment therefor on or about April 10, 2017, which is the fifth business day following the date hereof (such settlement cycle being referred to as "T+5"). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade notes on the date of pricing or the next succeeding business day should consult their own advisors.

Conflicts of interest

Certain of the underwriters and their affiliates have in the past and may in the future provide investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates in the ordinary course of business. In particular, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as dealer managers for the Tender Offer, for which they will receive indemnification against certain liabilities and reimbursement of expenses. Additionally, certain of the underwriters or their affiliates are holders of our 2022 Notes and, accordingly, may receive a portion of the proceeds of this offering in the Tender Offer or any redemption of the 2022 Notes. The decision to distribute the notes was made independently of the other entities with which any underwriter is affiliated, which entities had no involvement in determining whether and when to distribute notes under this offering or the terms of this offering.

In the ordinary course of their various business activities, certain of the underwriters or their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Also, affiliates of certain of the underwriters are lenders to us under our revolving credit facility and will therefore receive a portion of the offering proceeds. See "Use of proceeds."

Also, U.S. Bank National Association is the trustee under the indenture for this offering. U.S. Bancorp Investments, Inc., an affiliate of U.S. Bank National Association, is an underwriter in this offering. U.S. Bank National Association acts as a lender with respect to our revolving credit facility. Pursuant to the Trust Indenture Act of 1939, if an event of default were to occur with respect to the notes, U.S. Bank National Association would be deemed to have conflicting interests, by virtue of being an affiliate of a lender under our revolving credit facility and an affiliate of one of the underwriters in this offering. In that event, U.S. Bank National Association would be required to resign as trustee or eliminate the conflicting interests.

Notice to prospective investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying base prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state) with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus may not be made to the public in that relevant member state other than:

•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an "offer of notes to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in each relevant member state. The expression "2010 PD Amending Directive" means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to prospective investors in the United Kingdom

This prospectus supplement and any other material in relation to the notes described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive ("qualified investors") that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

The distribution of this prospectus supplement in the United Kingdom to anyone not falling within the above categories is not permitted and may contravene the Financial Services and Markets Act. No person falling outside those categories should treat this prospectus supplement as constituting a promotion to him, or act on it for any purposes whatever. Recipients of this prospectus supplement are advised that we, the underwriters and any other person that communicates this prospectus supplement are not, as a result solely of communicating this prospectus supplement, acting for or advising them and are not responsible for providing recipients of this prospectus supplement with the protections which would be given to those who are clients of any aforementioned entities that is subject to the Financial Services Authority Rules.

Notice to prospective investors in Hong Kong

The notes may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Law s of Hong Kong); or (2) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder; or (3) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possess of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) , which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus, the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"); (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (1) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interests in that trust shall not be transferrable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to prospective investors in Switzerland

This document as well as any other material relating to the notes which are the subject of the offering contemplated by this prospectus supplement do not constitute an issue prospectus supplement pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. Our notes will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to our notes including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

Our notes may be offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase our notes with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

This document as well as any other material relating to our notes is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Legal matters

Certain legal matters in connection with this offering will be passed upon for us by Francis Barron, our Senior Vice President—General Counsel. Mr. Barron beneficially owns 76,942 shares of our common stock. The validity of the notes offered hereby will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas. The validity of the notes offered hereby will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.

Experts

The consolidated financial statements of Cimarex Energy Co. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

DeGolyer and MacNaughton, an independent petroleum engineering firm, reviewed our reserve estimates for properties that comprised at least 80% of the discounted future net cash flows before income taxes, using a 10% discount rate, attributable to the total interests owned by Cimarex as of December 31, 2016, 2015 and 2014. Estimated quantities of Cimarex's oil and gas reserves and the net present value of such reserves have been included and incorporated by reference in this prospectus supplement in reliance on the authority of said firm as experts in petroleum engineering.

Incorporation by reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, 5th Floor, New York, New York 10005.

We have filed a registration statement with the SEC on Form S-3 with respect to this offering. This prospectus supplement is a part of the registration statement. As allowed by SEC rules, this prospectus supplement does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" other documents filed with the SEC, which means that we can disclose important information to you by referring you to other documents. The information that is incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and may replace information in this prospectus supplement, the accompanying base prospectus and information previously filed with the SEC. The documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus supplement until the termination of this offering, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Filing	Period / filing date

Annual Report on Form 10-K	Year ended December 31, 2016
Definitive Proxy Statement on Schedule 14A	Filed March 31, 2017
Current Report on Form 8-K	Filed March 31, 2017

As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus supplement, you should rely on the statements made in the most recent document.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our notes or possession or distribution of this prospectus supplement in any such jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States must inform themselves about and observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable in those jurisdictions.

You may request a copy of any document incorporated by reference in this prospectus supplement or the accompanying base prospectus, at no cost, by writing or calling us at the following address:

  Francis Barron
  Corporate Secretary
  Cimarex Energy Co.
  1700 Lincoln Street, Suite 3700
  Denver, Colorado 80203-4537
  tel.: (303) 295-3995

We also maintain a website at www.cimarex.com. However, our website and the information on our website are not part of this prospectus supplement or the accompanying base prospectus, and you should rely only on the information contained in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference herein and therein when making a decision as to whether to buy the notes in this offering.

PROSPECTUS

Cimarex Energy Co.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
RIGHTS
DEPOSITARY SHARES
WARRANTS
STOCK PURCHASE CONTRACTS

        We or selling securityholders may from time to time offer to sell debt securities, common stock, preferred stock, rights, depositary shares, warrants or stock purchase contracts. Each time we or selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "XEC."

        Investing in our securities involves a high degree of risk. See the "Risk Factors" section of our filings with the Securities and Exchange Commission (the "SEC") and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is September 21, 2015.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since that date.

i

GLOSSARY OF OIL AND GAS TERMS

        In this prospectus (including the information incorporated by reference in this prospectus), the following terms have the meanings specified below.

        Bbl/d—Barrels (of oil or natural gas liquids) per day

        Bbls—Barrels (of oil or natural gas liquids)

        Bcf—Billion cubic feet

        Bcfe—Billion cubic feet equivalent

        Btu—British thermal unit

        GAAP—Generally accepted accounting principles in the U.S.

        MBbls—Thousand barrels

        Mcf—Thousand cubic feet (of natural gas)

        Mcfe—Thousand cubic feet equivalent

        MMBbl/MMBbls—Million barrels

        MMBtu—Million British thermal units

        MMcf—Million cubic feet

        MMcf/d—Million cubic feet per day

        MMcfe—Million cubic feet equivalent

        MMcfe/d—Million cubic feet equivalent per day

        Net Acres—Gross acreage multiplied by working interest percentage

        Net Production—Gross production multiplied by net revenue interest

        NGL or NGLs—Natural gas liquids

        PUD—Proved undeveloped

        Tcf—Trillion cubic feet

        Tcfe—Trillion cubic feet equivalent

        Energy equivalent is determined using the ratio of one barrel of crude oil, condensate or NGL to six Mcf of natural gas.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. We or selling securityholders identified in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time.

        The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:

  •
  debt securities;

  •
  shares of common stock;

  •
  shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts;

  •
  rights to purchase shares of common stock or preferred stock;

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  securities warrants to purchase debt securities, common stock, preferred stock or depositary shares; and

  •
  stock purchase contracts.

        Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we or the selling securityholders will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we or the selling securityholders propose to sell;

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  the names and addresses of the selling securityholders, if any, the type and amount of our securities that they own, and a description of any material relationships between the selling securityholders and us;

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  the initial public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we or the selling securityholders will sell the securities;

  •
  any compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        Throughout this prospectus, including the information incorporated by reference herein, we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that Cimarex plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. Forward-looking statements include statements with respect to, among other things:

  •
  fluctuations in the price we receive for our oil and gas production;

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  full cost ceiling impairments to the carrying values of our oil and gas properties;

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  timing and amount of future production of oil and natural gas;

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  reductions in the quantity of oil and gas sold due to decreased industrywide demand and/or curtailments in production from specific properties or areas due to mechanical, transportation, marketing, weather or other problems;

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  reserve estimates;

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  cash flow and anticipated liquidity;

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  amount, nature and timing of capital expenditures;

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  access to capital markets;

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  legislation and regulatory changes;

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  operating costs and other expenses;

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  operating and capital expenditures that are either significantly higher or lower than anticipated because the actual cost of identified projects varied from original estimates and/or from the number of exploration and development opportunities being greater or fewer than currently anticipated;

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  exploration and development opportunities that we pursue may not result in economic, productive oil and gas properties;

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  drilling of wells;

  •
  estimates of proved reserves, exploitation potential or exploration prospect size;

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  increased financing costs due to a significant increase in interest rates; and

  •
  de-risking of acreage.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of oil and gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures and other risks described herein.

        Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by our engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the timing of future production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described above or elsewhere in this prospectus cause our underlying assumptions to be incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, express or implied, included in this prospectus and attributable to Cimarex are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Cimarex or persons acting on its behalf may issue. Cimarex does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus, except as required by law.

THE COMPANY

        We are an independent oil and gas exploration and production company. Our operations are mainly located in Oklahoma, Texas and New Mexico. Our corporate headquarters are in Denver, Colorado. Our main operating offices are in Tulsa, Oklahoma and Midland, Texas.

        Proved reserves at December 31, 2014 totaled 3.13 Tcfe, consisting of 1.67 Tcf of natural gas and 244.27 million barrels of crude oil and natural gas liquids. Of total proved reserves, 77% are classified as proved developed and 53% are gas.

        Our production during 2014 averaged 868.6 MMcfe per day. Average daily production was comprised of 425.0 MMcf of gas (49%) and 73,924 barrels of crude oil and natural gas liquids (51%). The wells we operate account for 77% of our production and 74% of our total proved reserves.

        Our operations are organized into two main core areas. Our Mid-Continent assets are principally located in Oklahoma, the Texas Panhandle and southwest Kansas. Our Permian Basin assets are principally located in southeast New Mexico and west Texas.

        Our corporate headquarters are located at 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203 and our main telephone number at that location is (303) 295-3995. Cimarex is a Delaware corporation.

        Our website address is www.cimarex.com. There you will find our news releases, annual reports, proxy statements, 10-Ks, 10-Qs, 8-Ks, insider (Section 16) filings and all other SEC filings. We have also posted to our website our Code of Ethics, Code of Business Conduct, Corporate Governance Guidelines, Audit Committee Charter, Compensation and Governance Committee Charter and Nominating Committee Charter. Copies of these documents are also available in print upon a written or telephone request to our Corporate Secretary. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Throughout this prospectus, unless otherwise indicated, we use the terms "Cimarex," "Company," "we," "our," and "us" to refer to Cimarex Energy Co. and its subsidiaries.

RISK FACTORS

        Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" in our Annual Report on Form 10-K/A filed with the SEC on March 9, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, each of which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

        Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges:

	Six Months Ending June 30,			Year Ending December 31,
	2015		2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	—	(a)	14.3x	10.9x	15.5x	11.3x	22.7x	23.9x

(a)
In the six months ended June 30, 2015, earnings were insufficient to cover fixed charges by $1.6 billion and therefore no ratio is shown. The insufficiency was due primarily to significant decreases in realized commodity prices during the six months ended June 30, 2015, resulting in significantly lower revenues and non-cash impairments of our oil and gas properties.

DIVIDEND POLICY

        In December 2005, the Cimarex board of directors declared Cimarex's first quarterly cash dividend of $0.04 per share payable to stockholders. A dividend has been authorized in every quarter since then. The dividend was increased to $0.06 per share in December 2007, to $0.08 per share in February 2010, to $0.10 per share in February 2011, to $0.12 per share in February 2012, to $0.14 per share in February 2013 and to $0.16 per share in February 2014. Future dividend payments will depend on our level of earnings, financial requirements and other factors considered relevant by the board of directors.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness of Cimarex, which we refer to as "debt securities." We may issue debt securities in one or more series under an indenture (the "Indenture") to be entered into between us and U.S. Bank National Association, as trustee (the "Trustee"). A copy of the Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Indenture. For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Cimarex Energy Co. and not to its subsidiaries.

        The provisions of the Indenture will generally be applicable to all of the debt securities. Selected provisions of the Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

  •
  the title of the debt securities;

  •
  the extent, if any, to which the debt securities are subordinated in right of payment to other indebtedness of Cimarex;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

  •
  the date or dates on which the principal of the debt securities will be payable;

  •
  the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

  •
  the dates on which interest will be payable and the regular record dates for interest payment dates;

  •
  the place or places where the principal of and any premium and interest on the debt securities will be payable;

  •
  the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

  •
  the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

  •
  any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

  •
  whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

  •
  the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for the common stock or other securities of Cimarex or any other person;

  •
  the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default;

  •
  the applicability to the debt securities of the provisions described in "—Defeasance" below; and

  •
  any other terms applicable to that series in accordance with the Indenture, which could be different from those described in this prospectus.

        We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an "original issue discount security") may be described in an applicable prospectus supplement.

        If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

        Unless otherwise indicated in an applicable prospectus supplement:

  •
  the debt securities will be issued only in fully registered form (without coupons) in denominations of $2,000 and any integral multiples of $1,000 in excess thereof; and

  •
  payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Form of Debt Securities

        We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global (i.e., book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to "holders" in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

        Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.

        Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

        We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  •
  DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

  •
  we notify the trustee that we wish to terminate that global security.

        Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indenture. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, DTC would authorize the participants holding the relevant beneficial interests to take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us as follows:

  •
  DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law,

  •
  a "banking organization" within the meaning of the New York Banking Law,

  •
  a member of the Federal Reserve System,

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

  •
  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

  •
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  •
  DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Alternext US LLC (formerly the American Stock Exchange, Inc.) and the Financial Industry Regulatory Authority.

  •
  Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, which clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  •
  The rules applicable to DTC and its participants are on file with the SEC.

        Investors may hold interests in the debt securities outside the United States through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, National Association will act as U.S. depositary for Clearstream. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        The following is based on information furnished by Euroclear or Clearstream, as the case may be.

        Euroclear has advised us that:

  •
  it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

  •
  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

  •
  Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative");

  •
  the Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

  •
  indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

  •
  securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions");

  •
  the Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

  •
  distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

  •
  it is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

  •
  Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

  •
  as a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

  •
  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

  •
  indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

  •
  distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

        Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Certain covenants

Maintenance of office or agency

        We will be required to maintain an office or agency in the City of New York, or, if different, in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Paying agents, etc.

        If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of (or premium, if any) or interest on any debt securities that remain unclaimed for two years after the principal (or premium, if any) or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.

Corporate existence

        We will be required to, and will be required to cause our Restricted Subsidiaries to, preserve and keep in full force and effect our and their existence, charter rights, statutory rights, licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise if the board of directors shall determine that such preservation is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Compliance certificate

        The Company will be required to file annually with the Trustee a certificate signed by one of its officers, stating whether or not the officer knows of any default by the Company in compliance with any provision of the Indenture.

Merger and consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the debt securities of any series and the Indenture;

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

  (3)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the debt securities of any series.

Events of default

        The following are Events of Default under the Indenture with respect to debt securities of any series:

  (1)
  default in any payment of interest on any debt security of that series when due, continued for 30 days;

  (2)
  default in the payment of principal of or premium, if any, on any debt security of that series when due at its stated maturity or by declaration of acceleration, call for redemption or otherwise;

  (3)
  failure to make any sinking fund payment when and as due by the terms of any debt security of that series and the continuance of such default for a period of 60 days;

  (4)
  failure by the Company to perform or comply with any other covenant (other than a covenant or a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has been expressly included in the Indenture solely for the benefit of a series of debt securities other than that series) for 90 days after written notice thereof has been given to us as provided in the Indenture;

  (5)
  specified events of bankruptcy, insolvency, or reorganization involving the Company or certain of our subsidiaries; and

  (6)
  any other Event of Default provided with respect to debt securities of that series.

        Pursuant to the Trust Indenture Act, the trustee is required to give to the holders of the debt securities of that series notice of all defaults known to it within 90 days of the occurrence thereof, except that other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

        If an Event of Default described in clause (5) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See "—Amendments and waivers" below.

        Subject to the duty of the Trustee to act with the requisite standard of care during an Event of Default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

        Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the debt securities of any series unless:

  (1)
  such holder has previously given the Trustee notice of a continuing Event of Default with respect to the debt securities of that series;

  (2)
  holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the Trustee to pursue the remedy in respect of such Event of Default;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such request within such 60 day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.

Subordination

        The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.

Amendments and waivers

        Subject to certain exceptions, the Indenture and the debt securities of any series may be amended or supplemented with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). In addition, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or any series for certain purposes as set forth in the Indenture.

        However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:

  (1)
  reduce the percentage in principal amount of debt securities of such series whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest on any such debt security;

  (3)
  reduce the principal of or extend the Stated Maturity of any such debt security;

  (4)
  reduce the premium payable upon the redemption or repurchase of any such debt security or change the time at which any such debt security may be redeemed or repurchased pursuant to the Indenture or any supplemental indenture;

  (5)
  change the place or currency of payment of principal of, or premium, if any, or interest on any such debt security;

  (6)
  impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder's debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's debt securities; or

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions for such securities.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a tender of such holder's debt securities will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Defeasance

        The Company at any time may terminate all its obligations under the debt securities of any series and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of any series.

        The Company may at any time terminate its obligations to comply with certain covenants described above under "—Certain covenants" and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and we may omit to comply with such covenants without creating an Event of Default ("covenant defeasance"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        The applicable prospectus supplement will describe our ability to be released from any of our covenant obligations under the Indenture with respect to any series of debt securities.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

        If the Company fails to comply with its remaining obligations under the Indenture with respect to the debt securities of any series following a covenant defeasance and such debt securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default; however, the Company will remain liable in respect of such payments.

Payments

        We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants.

        We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

No individual liability of incorporators, stockholders, officers or directors

        The Indenture provides that no incorporator and no past, present or future stockholder, officer or director of the Company or any successor company, in their capacity as such, shall have any individual liability for any of our obligations under the debt securities or the Indenture.

Governing law

        The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the trustee

        The Indenture provides that there may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

        The Indenture contains specified limitations on the right of the Trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the Indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the Trustee's rights as our creditor will not be limited if the creditor relationship arises from, among other things:

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  the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the Trustee;

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  specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the Indenture;

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  disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

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  indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

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  the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

        The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions of Cimarex's capital stock and provisions of its amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the complete text of the amended and restated certificate of incorporation and amended and restated bylaws. For information on how to obtain copies of the amended and restated certificate of incorporation and amended and restated bylaws, see "Where You Can Find More Information."

Authorized capital stock

        Cimarex's authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of August 30, 2015, Cimarex had 94,597,180 shares of common stock and no shares of preferred stock outstanding.

Common stock

        Dividends may be paid on the Cimarex common stock out of assets or funds legally available for dividends, when and if declared by Cimarex's board of directors, subject to any preferential rights of preferred stock, if preferred stock of Cimarex is then outstanding. If Cimarex is liquidated, dissolved or wound up, the holders of shares of Cimarex common stock will be entitled to receive the assets and funds of Cimarex available for distribution after payments to creditors and to the holders of any preferred stock, in proportion to the number of shares held by them.

        Each share of Cimarex common stock entitles the holder of record to one vote at all meetings of stockholders and the votes are non-cumulative. The Cimarex common stock has no redemption, conversion or subscription rights and does not entitle the holder to any preemptive rights. The outstanding shares of Cimarex common stock are duly authorized, validly issued, fully paid and nonassessable.

        Cimarex's common stock is listed on the NYSE under the symbol "XEC."

Preferred stock

        Cimarex's board of directors has the authority, without further stockholder approval, to create series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Cimarex has not issued any of this preferred stock and has no present plans to issue any shares of preferred stock.

Anti-takeover effects of certain provisions of Delaware law, our amended and restated certificate of incorporation and amended and restated bylaws

        The amended and restated certificate of incorporation and amended and restated bylaws of Cimarex provide for a classified board of directors with staggered terms, provide that the authorized number of directors may be changed only by resolution of the board of directors, allow the board of directors to fill vacancies and newly created directorships resulting from an increase in the authorized number of directors by an affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, provide for the ability of stockholders to remove directors only for cause and by the affirmative vote of a majority of the votes cast, restrict the ability of stockholders to take action by written consent, prevent stockholders from calling a special meeting of the stockholders and provide that certain provisions of the amended and restated certificate of incorporation and amended and restated bylaws may be amended only with the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote at an election of directors and that the amended and restated bylaws may be amended by the affirmative vote of a majority of the board of directors.

        The amended and restated bylaws of Cimarex provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice to the corporate secretary must be delivered to or mailed and received at the principal executive offices of Cimarex no later than the 90th day or earlier than the 120th day before the anniversary date of the preceding year's annual meeting. If, however, no meeting was held in the prior year or the date of the annual meeting has been changed by more than 30 days from the date contemplated in the notice of annual meeting, notice by the stockholder in order to be timely must be received no later than the 10th day following the earlier of the day on which notice of the date of the annual meeting was mailed or publicly disclosed. In the case of a special meeting of stockholders for the purpose of electing directors, notice to the corporate secretary must be delivered to or mailed and received at the principal executive offices of Cimarex no later than the 10th day following the earlier of the day on which notice of the date of the annual meeting was mailed or publicly disclosed. The amended and restated bylaws of Cimarex also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

        The amended and restated certificate of incorporation of Cimarex provides that authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Cimarex by means of a proxy contest, tender offer, merger or otherwise.

        In addition, the Delaware General Corporation Law (the "DGCL"), which applies to Cimarex as a corporation organized in the State of Delaware, imposes restrictions on business combinations with interested parties. Section 203 of the DGCL, an anti-takeover law, prevents Delaware corporations under certain circumstances from engaging in a "business combination" with an "interested stockholder" (generally, a holder of 15% or more of the outstanding voting stock of the corporation). A "business combination" includes a merger or sale of 10% or more of a company's assets. However, the above provisions of Section 203 do not apply if (1) the board of directors approves the transaction; (2) after the completion of the transaction that resulted in the stockholder becoming an "interested stockholder," that stockholder owned at least 85% of the company's voting stock outstanding at the time the transaction commenced, excluding shares owned by officers and directors and certain employee benefit plans; or (3) on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder." These provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of delaying, deferring or preventing a change in control of Cimarex, even if the change in control might be beneficial to Cimarex stockholders.

Transfer agent and registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

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  the title of the rights and the aggregate number outstanding;

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  the date of determining the stockholders entitled to the rights distribution;

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  the number of rights issued or to be issued to each stockholder;

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  the exercise price payable for each share of common stock, preferred stock or other securities upon the exercise of the rights;

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  the number and terms of the shares of common stock, preferred stock or other securities which may be purchased per each right;

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  the extent to which the rights are transferable;

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  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

        A prospectus supplement relating to the particular issue of warrants will contain the terms of and information relating to such warrants, including, where applicable:

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  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

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  the designation and number of depositary shares purchasable upon the exercise of warrants to purchase other securities and the price at which such number of depositary shares may be purchased upon such exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  U.S. federal income tax consequences applicable to such warrants;

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  the amount of warrants outstanding as of the most recent practicable date; and

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  any other terms of such warrants.

        Each warrant will entitle the holder thereof to purchase such securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase securities, holders of such warrants will not have any of the rights of holders of such securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote or to exercise any rights of holders of depositary receipts in respect of the depositary shares purchasable upon such exercise.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock or other securities offered hereby at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The purchase contracts may be convertible into or exercisable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

        An accompanying prospectus supplement will describe the terms of the stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

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  through agents;

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  to or through underwriters;

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  through broker-dealers (acting as agent or principal);

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  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

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  through a combination of any such methods of sale; or

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  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business for which they receive compensation.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The specific terms of any lock-up provisions in respect of any given offering of securities will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Francis B. Barron, our Senior Vice President—General Counsel, or by Akin Gump Strauss Hauer & Feld LLP, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Cimarex Energy Co. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

        DeGolyer and MacNaughton, an independent petroleum engineering firm, reviewed our proved reserve estimates for properties that comprised at least 80% of the discounted future net cash flows before income taxes, using a 10% discount rate, attributable to the total interests owned by Cimarex as of December 31, 2014, 2013 and 2012. Estimated quantities of Cimarex's oil and gas reserves and the net present value of such reserves have been included and incorporated by reference in this prospectus supplement in reliance on the authority of said firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's public reference room, which is located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. This information is also available online through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC's website (http://www.sec.gov). Our SEC filings are also available through the NYSE, on which our common stock is listed, at 20 Broad Street, New York, N.Y. 10005. Our internet address is http://www.cimarex.com. The information on our website is not incorporated into this prospectus.

INCORPORATION BY REFERENCE

        We have filed a registration statement with the SEC on Form S-3. This prospectus is a part of the registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" other documents filed with the SEC, which means that we can disclose important information to you by referring you to other documents. The information that is incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. The documents listed below and any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus until the termination of this offering, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Filing	Period
Annual Report on Form 10-K/A, including the information specifically incorporated by reference therein from our definitive proxy statement for the 2015 Annual Meeting of Stockholders	Year ended December 31, 2014
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2015 and June 30, 2015
Current Reports on Form 8-K	Filed February 25, 2015, May 15, 2015, May 21, 2015 (excluding portions furnished under Item 7.01) and June 2, 2015 (excluding portions furnished under Item 7.01)

        As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus, you should rely on the statements made in the most recent document.

        You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

  Francis B. Barron
  Corporate Secretary
  Cimarex Energy Co.
  1700 Lincoln Street, Suite 3700
  Denver, Colorado 80203
  Tel.: (303) 295-3995

Cimarex Energy Co.

$750,000,000

3.90% Senior Notes due 2027

PROSPECTUS SUPPLEMENT

April 3, 2017

Joint Book-Running Managers

J.P. Morgan
Wells Fargo Securities
Deutsche Bank Securities
MUFG

US Bancorp

Co-Managers

BBVA
BB&T Capital Markets
CIBC Capital Markets
ING
BOK Financial Securities, Inc.
PNC Capital Markets LLC
Santander
Scotiabank